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                                                                     EXHIBIT 1.1

                             WELLS FARGO & COMPANY

                                 $1,500,000,000

                         6 5/8% NOTES DUE JULY 15, 2004

                             UNDERWRITING AGREEMENT

                                                                   July 21, 1999

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

          Wells Fargo & Company, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture identified in Schedule I hereto (the "Indenture"), with Citibank, N.A. as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding Form T-1), as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration
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     Statement is hereinafter called the "Basic Prospectus" and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

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     2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global securities in definitive form deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global Securities will be held only in book-entry form through DTC, the Euroclear System and Cedelbank, except in the limited circumstances described in the Final Prospectus.

     4.  Agreements.  The Company agrees with the several Underwriters that:

          (a) The Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective and all amendments thereto. Prior to the Closing Date, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the

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     initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Company will use promptly its best efforts to obtain its withdrawal.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly notify you and will, upon your request, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' request for, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering, any fees charged by investment rating agencies for the rating of the Securities and the expenses incurred in distributing the Final Prospectus to the Underwriters.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

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          (f) Until the business day following the Closing Date or such earlier time as you may notify the Company, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities that are substantially similar to the Securities (other than commercial paper) and are covered by the Registration Statement or any other registration statement filed under the Act.

          (g) The Company agrees that it will, as requested by Credit Suisse First Boston (Europe) Limited, as London listing agent for the Securities, cooperate with the delivery of the Listing Particulars to the Registrar of Companies in England and Wales; and will comply with Section 147 of the Financial Services Act 1986 (the "FSA") (if applicable) and the listing rules in that regard and will supply to each Underwriter such number of copies of supplementary listing particulars as such Underwriter may reasonably request. As used herein, "Listing Particulars" means any listing particulars (including supplementary listing particulars) approved under the listing rules made by the London Stock Exchange under Section 142 of the FSA in accordance with the provisions of Section 144 of the FSA (including any supplementary listing particulars published in accordance with this Agreement or otherwise). The Company agrees to use all commercially reasonable efforts to obtain and maintain the listing of the Securities on the London Stock Exchange until such time as none of the Securities is outstanding or until such time as payment of principal, interest and any other amount due thereon has been duly provided for, whichever is earlier. If the Securities cease to be listed on the London Stock Exchange, the Company agrees to use all commercially reasonable efforts promptly to list the Securities on a stock exchange agreed upon by the Company and the Representatives. The Company will use all commercially reasonable efforts to comply with the rules of the London Stock Exchange and will otherwise comply with any undertakings given by it from time to time to the London Stock Exchange in connection with the Securities listed thereon or the listing thereof and, without prejudice to the generality of the foregoing, to furnish or cause to be furnished to the London Stock Exchange all such information as it may require in connection with the listing thereon of the Securities. In addition, for so long as the Securities are listed on a stock exchange and such exchange so requires, the Company will maintain in London, or in such other place as the Securities are listed (if the Securities are no longer listed on the London Stock Exchange), a paying agent in respect of the Securities, as required.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any applicable filing fee incident to,

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     and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the London Stock Exchange of the Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Securities and for expenses incurred in distributing the Preliminary Final Prospectus or Final Prospectus.

          (i) The Company will cooperate with the Representatives and use all commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, the Euroclear System and Cedelbank, as applicable.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement.

          (b) The Company shall have furnished to the Representatives the opinion of Stanley S. Stroup, Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; each of Norwest Bank Minnesota, N.A. ("Norwest Bank") and Wells Fargo Bank, N.A. ("Wells Fargo Bank") is a national banking association duly chartered and is in good standing under the National Bank Act of 1864, as amended; and WFC Holdings Corporation ("WFC Holdings" and together with Norwest Bank and Wells Fargo Bank, the Significant Subsidiaries") is a duly organized and validly existing corporation under the laws of the State of Delaware;

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              (ii) each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole;

              (iii) all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. (S)55) nonassessable, and are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

              (iv) the Company's authorized equity capitalization is as set forth in the Final Prospectus;

              (v) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than as disclosed therein, and there is no contract or other document of a character required to be described or referred to in the Registration Statement or required to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the description thereof or references thereto are correct;

              (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or the Indenture will conflict with, result in a breach of, or constitute a default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound constituting a material contract and set forth as an exhibit to the Company's most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, or any other indenture, agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the charter or by-laws of the Company;

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              (vii)  the statements in the Final Prospectus (other than
          statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives) under the captions "Description of Debt Securities", "Wells Fargo & Company-Regulation and Supervision", "Plan of Distribution", "Description of Notes", and "Underwriting" insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws;

              (viii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, as amended, and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States;

              (ix) the Registration Statement and any amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than the financial statements and other financial and statistical information contained therein as to which such

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          counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (x) this Agreement has been duly authorized, executed and delivered by the Company; and

              (xi) no consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Minnesota and California and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

          (c) The Representatives shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

              (i) the representations and warranties of the Company in Section
          2 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

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              (ii) no stop order suspending the effectiveness of the
          Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

              (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (e) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated the Closing Date, in substantially the form attached hereto as Exhibit A.

          (f) As of the Closing Date, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated by the Final Prospectus, as so amended or supplemented.

          If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel and those described in Section 4(h) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

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     7.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either
     Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
     (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in Schedule I hereto); and (ii) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Basic Prospectus or any Preliminary Final Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that the Final Prospectus relating to such Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus as amended or supplemented if the Company had previously furnished copies of the Final Prospectus as amended or supplemented (exclusive of material incorporated by reference) to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter

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     through the Representatives for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).
     In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Securities or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter's obligation to contribute pursuant to this Section 7 shall be several in the proportion that the principal amount of the Securities the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
     Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities; provided further, that if the remaining Underwriters do not exercise their right to purchase such Securities and arrangements for the purchase of such Securities satisfactory to the Company and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Underwriter Representations and Agreements. Each Underwriter represents and agrees that (a) it and each of its affiliates has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to admission of the Securities to listing in accordance with Part IV of the FSA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSA; (b) it and each of its affiliates has complied and will comply with all applicable provisions of the FSA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (c) it and each of its affiliates has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the FSA (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on. In the event that the offer or sale of the Securities by an Underwriter in a jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes any Preliminary Final Prospectus or the Final Prospectus, and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Securities.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the address specified in Schedule I hereto, or if sent to the Company, at 444 Market Street, MAC: 0195-171, San Francisco, California, 94111.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is normally open for business.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                             Very truly yours,

                             WELLS FARGO & COMPANY



                             By /s/  Paul D. Ardleigh
                                ----------------------------
                                Name:  Paul D. Ardleigh
                                Title: Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.

  Acting on behalf of themselves and as
  the Representatives of the several
  Underwriters.

CREDIT SUISSE FIRST BOSTON CORPORATION


By   /s/  Eric Warmstein
     ---------------------
     Name:  Eric Warmstein
     Title: Director

                                   SCHEDULE I

Underwriting Agreement dated July 21, 1999 (the "Agreement")

Registration Statement Nos. 333-79493, 33-61045 and 33-50435

Indenture:  Indenture, dated as of July 21, 1999, between the Company and
            Citibank, N.A.

Representatives, including addresses:

     Credit Suisse First Boston Corporation
     11 Madison Avenue
     New York, New York  10010

     Salomon Smith Barney Inc.
     390 Greenwich Street, 4th Floor
     New York, New York  10013

Title, Purchase Price and Description of Securities:

     Title:  6 5/8% Notes due July 15, 2004

     Principal Amount:  $1,500,000,000

     Interest Rate:  6 5/8%

     Interest Payment Dates: January 15 and July 15 of each year, commencing January 15, 2000

     Maturity:  July 15, 2004

     Denominations: Beneficial interests in the Securities will be held in denominations of $1,000 and integral multiples thereof

     Price to Public:  99.945% plus accrued interest, if any, from July 28, 1999

     Purchase price (include type of funds, if other than Federal Funds, and accrued interest or amortization if applicable): 99.595%, plus accrued interest, if any, from July 28, 1999, payable in immediately available funds

     Sinking fund provisions:  None

     Redemption provisions:  None

     Provisions regarding repayment at the option of Holders:  None

Closing Date, Time and Location: July 28, 1999, 9:00 a.m., New York City time, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104

Information Supplied by Underwriters: For purposes of Sections 7(a) and 7(b) of the Agreement, the only information furnished to the Company by any Underwriter for use in any Preliminary Final Prospectus or the Final Prospectus consists of:
(i) the concession and discount figures contained in the third paragraph under the caption "Underwriting" therein, (ii) the sixth paragraph under the caption "Underwriting" therein and (iii) the ninth paragraph under the caption "Underwriting" therein.

                                  SCHEDULE II


Underwriter                                                                    Principal Amount
-----------                                                                    ----------------
Credit Suisse First Boston Corporation..................................         $  525,000,000
Salomon Smith Barney Inc................................................            525,000,000
Banc One Capital Markets, Inc...........................................             60,000,000
Bear, Stearns & Co. Inc.................................................             60,000,000
Chase Securities Inc....................................................             60,000,000
Goldman, Sachs & Co.....................................................             60,000,000
Lehman Brothers Inc.....................................................             60,000,000
Morgan Stanley & Co. Incorporated.......................................             60,000,000
ABN AMRO Incorporated...................................................             15,000,000
Barclays Bank PLC.......................................................             15,000,000
BNY Capital Markets, Inc................................................             15,000,000
First Union Capital Markets Corp........................................             15,000,000
Midland Bank plc........................................................             15,000,000
Mellon Financial Markets, Inc...........................................             15,000,000
                                                                                 --------------
     Total..............................................................         $1,500,000,000
                                                                                 ==============

                       [Exhibit A Intentionally Omitted]